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                                                                   EXHIBIT 10.51



                                     FORM OF

                               INDEMNITY AGREEMENT

                   This Indemnity Agreement (this "Agreement"), dated as of ________________, is made by and between GlobalSantaFe Corporation, a Cayman Islands company (the "Company"), and _________________ (the "Indemnitee"), an "Agent" (as hereinafter defined) of the Company.

                                 R E C I T A L S

                 A. The Company recognizes that competent and experienced persons are increasingly reluctant to serve as Directors, officers or employees of companies unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such companies, and due to the fact that the exposure frequently bears no reasonable relationship to their compensation;

                 B. The statutes and judicial decisions regarding the duties of Directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such Directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

                 C. The Company and the Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so expensive (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of Directors, officers and employees;

                   D. The Company believes that it is often unfair for its Directors, officers and employees to assume the risk of judgments and other expenses which may occur in cases in which the Director, officer or employee has acted in good faith and in a manner the Director, officer or employee reasonably believes to be in or not opposed to the best interests of the Company;

                   E. The Company desires the Indemnitee to serve or continue to serve as an Agent of the Company and recognizes that the Indemnitee may not be willing to serve or continue to serve the Company without additional indemnification and insurance to protect against claims for damages arising out of or related to such services to the Company;

                   F. The Company believes that the interests of the Company and its shareholders would best be served by a combination of Directors' and officers' liability insurance and the indemnification by the Company of the Directors, officers and employees of the Company; and

                   G. The Board of Directors has determined that contractual indemnification as set forth in this Agreement is reasonable and prudent, and is necessary to promote the best interests of the Company and its shareholders.


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                                A G R E E M E N T


                   NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

                   1.      Definitions.

                             (a) Agent. For purposes of this Agreement, "Agent" of the Company means any person who is or was a Director, officer, employee or other agent of the Company or a Subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a Subsidiary of the Company as a Director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or Other Enterprise.

                             (b) Expenses. For purposes of this Agreement, "Expenses" includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he is not otherwise compensated by the Company or any third party, provided that the rate of compensation, if any, and estimated time involved is approved in advance by the Board of Directors), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise, and amounts paid in settlement (if such settlement is approved in advance by the Company) by or on behalf of the Indemnitee, but shall not include any judgments, fines or penalties actually levied against the Indemnitee.

                             (c) Proceeding. For the purposes of this Agreement, "Proceeding" means any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

                             (d) Subsidiary. For purposes of this Agreement, "Subsidiary" means any corporation of which 50% or more of the outstanding voting securities are owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

                             (e) Other Enterprise. For purposes of this
          Agreement, "Other Enterprise" means any other enterprise and shall include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plans; references to "serving at the request of the Company" shall include any service as an Agent of the Company which imposes duties on, or involves services by, such Director, officer, employee or Agent of the Company with respect to an employee benefit plan, its participants, or beneficiaries; any person who acts in good faith and in a manner he reasonably believes to be in the best interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

                   2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as an Agent of the Company, at its will (or under separate agreement, if such agreement exists), in the


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capacity the Indemnitee currently serves as an Agent of the Company, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Articles of Association or comparable corporate governance document ("Articles") of the Company or the Articles of any Subsidiary of the Company or until such time as he tenders his resignation in writing, provided, however, that nothing contained in this Agreement is intended to create any right in favor of the Indemnitee to continued employment in any capacity.

                   3. Indemnity in Third Party Proceedings. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Company to procure a judgment in its favor) by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of any act or inaction by him in any such capacity, against any and all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines and penalties), actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such Proceeding, but only in the absence of fraud, willful default or dishonesty on the part of the Indemnitee and if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order of court, settlement, conviction or on plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith in a manner which he reasonably believed to be in the best interests of the Company or, with respect to any criminal Proceedings, that such person had reasonable cause to believe that his conduct was unlawful.

                   4. Indemnity in Derivative Actions. The Company shall indemnify the Indemnitee if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the name of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of any act or inaction by him in any such capacity, against all Expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of such Proceeding, but only in the absence of fraud, willful default or dishonesty on the part of the Indemnitee and if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction in the performance of his duty to the Company, unless and only to the extent that any court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses as such court shall deem proper.

                   5. Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred in connection with the investigation, defense or appeal of such Proceeding.

                   6. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines or penalties), actually and reasonably

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incurred by him in the investigation, defense, settlement or appeal of a
Proceeding but is not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

                   7. Advancement of Expenses. Subject to Section 11(a) below, the Company shall advance all Expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent of the Company. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. The advances to be made under this Agreement shall be paid by the Company to or on behalf of the Indemnitee within 30 days following delivery of a written request therefor by the Indemnitee to the Company. By execution of this Agreement, the Indemnitee agrees to repayment of the Company of such Expenses under [either Section 7 or
Section 9(a) below] [Section 7]1 if it is determined that the Indemnitee is not entitled to the indemnification payment; provided, however, that in no circumstance shall the Indemnitee be required to repay the Company for Expenses as to which the Indemnitee is entitled to indemnification under this Agreement.

                   8.      Notice and Other Indemnification Procedures.

                           (a) Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

                           (b) Any indemnification requested by the Indemnitee under Section 3 and/or 4 of this Agreement shall be made no later than 60 days after receipt of the written request of the Indemnitee, unless a determination is made within said 60 day period (i) by the Board of Directors of the Company by a majority vote of a quorum thereof consisting of Directors who are not parties to such Proceedings, or
         (ii) in the event such a quorum is not obtainable, at the election of the Company, either by independent legal counsel in a written opinion or by a panel of arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected, that the Indemnitee has not met the relevant standards for indemnification set forth in
         Section 3 and 4 of this Agreement. In the event the Indemnitee is determined not entitled to indemnification, the Company shall give, or cause to be given to, the Indemnitee written notice thereof specifying the reason therefor, including any determination of fact or conclusion of law relied upon in reaching such determination.

                           (c) Notwithstanding a determination under Section 8(b) above that the Indemnitee is not entitled to indemnification with respect to any specific Proceeding, the Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of


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         1 The first bracketed language is to be included only in the Indemnity
Agreement of a person whose agreement contains provisions for a Letter of Credit (see Note 2 below). The second bracketed language is to be included only in the Indemnity Agreement of a person whose agreement does not contain the provision for a Letter of Credit.




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         enforcing the Indemnitee's right to indemnification pursuant to this
         Agreement. Neither the failure of the Company (including its Board of Directors or independent legal counsel or the panel of arbitrators) to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its Board of Directors or independent legal counsel or the panel of arbitrators) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create any presumption that the Indemnitee has not met the applicable standard of conduct. In any such proceeding, the Company will bear the burden of proof in showing that the Indemnitee's conduct did not meet the applicable standard of conduct provided for by this agreement, and accordingly the Indemnitee shall be deemed to have a prima facie right to indemnification under this agreement unless the Company can prove to the court's satisfaction that the Indemnitee's conduct did not meet the applicable standard of conduct provided for by this agreement or applicable law for indemnification.

                           (d) In the absence of fraud, willful default or dishonesty on the part of the Indemnitee, the Company shall indemnify the Indemnitee against all Expenses incurred in connection with any hearing or Proceeding under this Section 8 unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitee in any such Proceeding was frivolous or in bad faith.

                   9.      [Letter of Credit.(2)

                           (a) Letter of Credit. In order to secure the obligations of the Company to indemnify and advance Expenses to the Indemnitee pursuant to this Agreement, the Company shall obtain at the time of any Change in Control (as defined in Section 9(c) below) an irrevocable standby letter of credit naming the Indemnitee as the sole beneficiary (the "Letter of Credit"). The Letter of Credit shall be in an appropriate amount not less than $1,000,000, issued by a financial institution having assets in excess of $100 million and containing terms and conditions reasonably acceptable to the Indemnitee. The Letter of Credit shall provide that the Indemnitee may, from time to time, draw certain amounts thereunder, upon written certification by the Indemnitee to the issuer of the Letter of Credit that (i) the Indemnitee has made written request upon the Company for an amount not less than the amount he is drawing under the Letter of Credit and that the Company has failed or refused to provide him with such amount in full within thirty days after receipt of the request, and (ii) Indemnitee believes that he is entitled under the terms of this Agreement to the amount which he is drawing upon under the Letter of Credit. The issuance of the Letter of Credit shall not, in any way, diminish the Company's obligation to indemnify the Indemnitee against Expenses and liabilities to the full extent required by this Agreement. In the event of a draw down on the Letter of Credit by the Indemnitee followed by a subsequent judicial determination that the Indemnitee is not entitled to indemnification under this Agreement, then the Indemnitee shall return the funds drawn down to the Company or its designee within 30 days thereafter.


--------
         (2) There are two alternate versions of Section 9. The Letter of Credit alternate is to be used only in Indemnity Agreements of directors and senior officers designated by the Chief Executive Officer. The Assumption of Defense alternate is to be used in all other Indemnity Agreements.





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                           (b) Term of Letter of Credit. Once the Company has
         obtained the Letter of Credit, the Company shall maintain and renew the Letter of Credit or a substitute Letter of Credit meeting the criteria of Section 9(b) during the term of this Agreement. The Letter of Credit shall have an initial term of five years, and always have at least one year of its term remaining for the period for which the Company continues to have obligations hereunder.

                           (c) Change of Control. A "Change of Control" shall mean a change in control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") as such Schedule, Regulation and Act were in effect on the date of adoption of the Employee Severance Protection Plan by the Board of Directors of the Company ("Board" as used hereinafter in this Subsection 9(c)), assuming that such Schedule, Regulation and Act applied to the Company, provided that such a change in control shall be deemed to have occurred at such time as:

                                    (i) any "person" (as that term is used in
                  Sections 13(d) and 14(d)(2) of the Exchange Act) (other than an Excluded Person (as defined below)) becomes, directly or indirectly, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities representing 20% or more of the combined voting power for election of members of the Board of the then outstanding voting securities of the Company or any successor of the Company, excluding any person whose beneficial ownership of securities of the Company or any successor is obtained in a merger or consolidation not included in paragraph (iii) below;

                                    (ii) during any period of two (2)
                  consecutive years or less, individuals who at the beginning of such period constituted the Board of the Company cease, for any reason, to constitute at least a majority of the Board, unless the appointment, election or nomination for election of each new member of the Board (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) was approved by a vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of the period or whose appointment, election or nomination was so approved since the beginning of such period;

                                    (iii) there is consummated any merger,
                  consolidation or similar transaction to which the Company or any subsidiary (subsidiary means, for this Subsection 9(c) only, any corporation (whether now or hereafter existing) which constitutes a "subsidiary" of the Company, as defined in
                  Section 424(f) of the Internal Revenue Code) is a party as a result of which the persons who were equityholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of members of the Board (or equivalent) of the surviving entity or its parent following the effective date of such merger or consolidation;

                                    (iv) any sale or other disposition (or
                  similar transaction) (in a single transaction or series of related transactions) of (x) 50% or more of the assets or earnings power of the Company or (y) business operations which generated a majority of the


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                  consolidated revenues (determined on the basis of the
                  Company's four most recently completed fiscal quarters for which reports have been completed) of the Company and its subsidiaries immediately prior thereto, other than a sale, other disposition or similar transaction to an Excluded Person or to an entity of which equityholders of the Company beneficially own at least 50% of the combined voting power;

                                    (v) any liquidation of the Company;

                                    (vi) there is consummated a "merger of
                  equals" (which for purposes of this Subsection shall mean a merger with another company of relatively equal size) to which the Company is a party as a result of which the persons who were equityholders of the Company immediately prior to the effective date of such merger shall have beneficial ownership of less than 55% of the combined voting power for election of members to the Board (or equivalent) of the surviving entity or its parent following the effective date of such merger, provided that the Board shall have the authority to increase said percentage as may in its sole discretion be deemed appropriate to cover a specific transaction; or

                                    (vii) for purposes of this Section 8(c), the
                  term "Excluded Person" shall mean and include (a) Kuwait Petroleum Corporation and its affiliates, (b) any corporation beneficially owned by shareholders of the Company in substantially the same proportion as their ownership of shares of the Company and (c) the Company and any subsidiaries of the Company.]

9. [Assumption of Defense.(2) In the event the Company shall be obligated to pay the Expenses of any Proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to the Indemnitee, upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that (i) the Indemnitee shall have the right to employ his own counsel in such Proceeding at the Indemnitee's expense; and (ii) if (a) the employment of counsel by the Indemnitee in such Proceeding has been previously authorized in writing by the Company, (b) the Company shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or
(c) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, the fees and Expenses of the Indemnitee's counsel shall be at the expense of the Company.]

                   10. Insurance. The Company may, but is not obligated to, obtain Directors' and officers' liability insurance ("D&O Insurance") as may be or become available in reasonable amounts from established and reputable insurers with respect to which the Indemnitee is named as an insured. Notwithstanding any other provision of the Agreement, the Company shall not be obligated to indemnify the Indemnitee for Expenses, judgments, fines or penalties, which have been paid directly to or on behalf of the Indemnitee out of the Company's D&O Insurance. If the Company has D&O Insurance in effect at the time the Company receives from the Indemnitee any notice of the commencement of a Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policy.

                   11. Exceptions. Any other provision in this Agreement to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

                            (a) Claims Initiated by the Indemnitee. To indemnify or advance Expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate; or

                            (b) Action for Indemnification. To indemnify the Indemnitee for any Expenses incurred by the Indemnitee with respect to any Proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that any of the material assertions made by the Indemnitee in such Proceeding was not made in good faith or was frivolous; or

                            (c) Unauthorized Settlements. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding effected without the Company's written consent. The Company shall not settle any Proceeding without the Indemnitee's written consent. Neither the Company nor the Indemnitee will unreasonably withhold consent to any proposed settlement; or

                            (d) Certain Matters. To indemnify the Indemnitee on account of any Proceeding with respect to (i) remuneration paid to the Indemnitee if it is determined by judgment or other adjudication that such remuneration was in violation of law, (ii) which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statute, or (iii) which it is determined by judgment or other adjudication that the Indemnitee's conduct was knowingly fraudulent or dishonest.

                   12. Nonexclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Memorandum or Articles of Association, in any court in which a Proceeding is brought, the vote of the Company's shareholders or disinterested Directors, other agreements or otherwise, both as to action in his official capacity and to action in another capacity while occupying his position as an Agent of the Company, and the Indemnitee's rights under this Agreement shall continue after the Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

                   13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

                   14. Interpretation of Agreement. It is understood that the parties to this Agreement intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law.

                   15. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 14 of this Agreement.

                   16. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (whether or not similar) nor shall such waiver constitute a continuing waiver.

                   17. Successors and Assigns; Duration of Agreement. The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties to this Agreement. This Agreement shall continue in effect so long as the Indemnitee shall be subject to any Proceeding by reason of the fact that the Indemnitee is or was an Agent of the Company, regardless of whether the Indemnitee continues to serve as an Agent of the Company.

                   18. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of delivery, or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

                    19. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the Cayman Islands. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any jurisdiction other than the Cayman Islands, govern indemnification by the Company of its Directors and officers, then the indemnification provided under this Agreement shall in all instances be enforceable only to the extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

The parties hereto have entered into this Agreement as of the ___ day of ______.


                                          GlobalSantaFe Corporation


                                       By ______________________________________
                                          Name:
                                          Title:


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                                       Address:    777 N. Eldridge Parkway
                                                   Houston, Texas 77079-4493
                                                   Attention: General Counsel

                                       Indemnitee:

                                          ______________________________________

                                          Name:_________________________________

                                       Address: ________________________________

                                                ________________________________

                                                ________________________________